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                                                                   Exhibit 23.4

                               BK ASSOCIATES, INC.
                             1295 Northern Boulevard
                            Manhasset, New York 11030
                        (516)365-6272  Fax (516)365-6287
                                October 10, 1997

CONTINENTAL AIRLINES, INC.
2929 Allen Parkway, Suite 2010
Houston, TX  77019

            Re: Registration Statement on Form S-4 of Continental Airlines, Inc. relating to Pass Through Certificates, Series 1997-2

Ladies and Gentlemen:

            We consent to the use of our report and to the reference to our name in the text under the headings "Prospectus Summary--Equipment Notes and the Aircraft," "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft," "Description of the Aircraft and the Appraisals--The Appraisals" and "Experts" in the above-captioned Registration Statement and to the summary contained in the text under such headings of the report prepared by us with respect to the Aircraft referred to therein.

                                    Sincerely,

                                    BK ASSOCIATES, INC.


                                    -----------------------------------
                                    Name: John F. Keitz
                                    Title: President